UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2008

Novacea, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Oyster Point Boulevard, Suite 200

South San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 228-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 23, 2008, Novacea, Inc., or Novacea, and Transcept Pharmaceuticals, Inc., a private Delaware corporation, or Transcept, entered into an Amendment to Agreement and Plan of Merger and Reorganization, or the Amendment. The Amendment amends the terms of the Agreement and Plan of Merger and Reorganization, or the Merger Agreement, dated as of August 29, 2008, by and among Novacea, Pivot Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Novacea, and Transcept. The Amendment provides that Kathleen LaPorte shall be elected to the Board of Directors of Novacea at the effective time of the merger. Ms. LaPorte will fill the position previously reserved for James Niedel in the Merger Agreement. Additionally, the Amendment provides that the Board of Directors of Novacea shall cause each director whose term would otherwise expire if not re-elected at the 2009 or 2010 annual meetings of stockholders to be nominated for re-election at such annual meetings. The Amendment further provides that the Board of Directors of Novacea shall amend the Bylaws of Novacea to provide that, for a period beginning at the effective time of the merger and ending immediately following the 2010 annual meeting of stockholders, the Board of Directors of Novacea shall be comprised of at least three current members of the Board of Directors of Novacea, or the Novacea Designated Directors, and that the Board shall cause any Novacea Designated Director who is up for re-election to be nominated for re-election to the director class that such Novacea Designated Director is in at the time of such election. The amendment to the Bylaws of Novacea will also provide that any increase or decrease in the size of the Board of Directors of Novacea will require the affirmative vote of a majority of the Novacea Designated Directors for a period of one year from the effective time of the merger. The Amendment also provides that Novacea shall maintain, effective as of the date of the closing of the merger, directors’ and officers’ liability insurance with customary coverage limits and shall maintain a tail directors’ and officers’ liability insurance policy for a period of six years from the date of the closing of the merger, with the cost of the tail directors’ and officers’ liability insurance policy not to exceed an amount equal to 100% of the current annual premiums paid by Novacea for directors’ and officers’ liability insurance. The Amendment also clarifies that Transcept will not be required to expend for its tail directors’ and officers’ insurance policy more than an amount equal to 200% of current annual premiums to maintain Transcept’s current directors’ and officers’ liability insurance policies. Finally, the Amendment amends the definition of “Net Cash” in the Merger Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full Amendment, which is filed as Exhibit 2.1 hereto. Exhibit 2.1 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

The following Exhibit is filed as part of this Current Report on Form 8-K.

2.1	Amendment to Agreement and Plan of Merger and Reorganization, dated as of December 23, 2008, by and among Novacea, Inc. and Transcept Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2008	NOVACEA, INC.

	By:	/s/ Edward C. Albini
	Name:	Edward C. Albini
	Title:	Chief Financial Officer